Exhibit 99.3

news release

FOR RELEASE

February 19, 2004

NASDAQ: SNIC

Sonic Solutions Completes Acquisition of InterActual Technologies

Marin County, California (February 19, 2004) — Sonic Solutions (Nasdaq: SNIC), the leader in DVD/CD creation software, today announced that it completed its acquisition of InterActual Technologies on February 13, 2004.

Since the introduction of the DVD-Video format in 1997, InterActual has established the de facto standard for seamlessly connecting Hollywood DVD-Video content with both Web- and high-end ROM-based bonus features. Sonic believes that with the integration of InterActual’s technology, Sonic will be able to offer its professional customers an enhanced DVD product line. The acquisition will increase Sonic’s portfolio of licensable technologies and permit Sonic to add new features to its DVD-related consumer PC applications.

In connection with the recruitment of employees in this acquisition and the recruitment of other employees in the future, Sonic adopted a 2004 Stock Incentive Plan and reserved 2 million shares of common stock solely for the grant of “inducement” stock options and other stock-based awards.

In connection with the InterActual acquisition 22 employees of InterActual Technologies, who became non-executive employees of Sonic following the acquisition, were granted employment inducement stock option grants to purchase a total of 139,500 shares of Sonic common stock. The number of shares involved in these grants amounts to less than 1% of the outstanding common shares of Sonic. All these option grants have an exercise price of $20.38 per share and will vest over a four-year period.

About Sonic Solutions (NASDAQ: SNIC)

Based in Marin County, California, Sonic Solutions (http://www.sonic.com) is the world’s leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic’s professional DVD authoring systems in studios around the world. Sonic’s MyDVD® and DVDit!® are the most widely-used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic’s RecordNow!™ is a leading solution for audio and data mastering. Sonic’s AuthorScript, the DVD and CD formatting and burning engine that underlies Sonic’s applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony, and many others.

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • www.sonic.com

Note to Editors: Sonic, the Sonic logo, Backup MyPC, CinePlayer, PrePlay, DVD Producer, Edit-on-DVD, NoNOISE, OpenDVD, Sonic PrimeTime, RecordNow! and Simple Backup are trademarks of Sonic Solutions. AuthorScript, AutoDVD, DVDit!, DVD Fusion, MyDVD, PrePlay, ReelDVD, Scenarist, Sonic DVD Creator and Sonic Solutions are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

Contact:

Carolyn Bass, Rob Walker

Market Street Partners

415/321-2454

investinsonic@sonic.com

Sonic Solutions

A. Clay Leighton, 415/893-8000

clay_leighton@sonic.com

This press release may contain statements that constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements about the acquisition enabling Sonic to offer its professional customers an enhanced DVD product line, and the ability of the acquisition to increase Sonic’s portfolio of licensable technologies and permit Sonic to add new features to its DVD-related consumer PC applications. These statements are based on current expectations and Sonic assumes no obligation to update this information. Actual results could differ materially from those projected in the forward-looking statements as a result of various risks and uncertainties including, among others, Sonic’s ability to integrate InterActual’s business and technology with its own, Sonic’s ability to retain InterActual’s key employees and other factors, including those discussed in Sonic’s annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Company’s most recent annual report on Form 10-K, Form 10-Q, and Registration Statement on Form S-3 on file with the Commission, which contain more detailed discussions of Sonic’s business including risks and uncertainties that may affect future results.